Calculation of Filing Fee Tables
F-1
AIR Global PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.0001 per share	457(a)	149,589,263	$ 6.975	$ 1,043,385,109.93	0.0001381	$ 144,091.48
Fees to be Paid	2	Equity	Ordinary Shares, par value $0.0001 per share	457(a)	1,570,831	$ 6.975	$ 10,956,546.23	0.0001381	$ 1,513.10
Fees to be Paid	3	Equity	Ordinary Shares, par value $0.0001 per share	457(a)	842,146	$ 6.975	$ 5,873,968.35	0.0001381	$ 811.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,060,215,624.51		$ 146,415.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 31,701.34
			Net Fee Due:						$ 114,714.44
Offering Note
[1]	(1) Represents 149,589,263 Ordinary Shares issued to the AIR Shareholders in connection with the Business Combination, including 7,189,417 AIR Earnout Shares that are subject to the AIR Earnout Conditions. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed prospectus. (4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based upon the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Stock Market LLC on Tuesday, August 25, 2026, which date is within five business days prior to the filing of this registration statement.(5) 22,373,640 Ordinary Shares remain unsold after completion of the offering made under the Company's registration statement on Form F-4 (File No. 333-294714), initially filed with the Securities and Exchange Commission on March 27, 2026 (the "F-4 Registration Statement"). Such Ordinary Shares are not being carried forward to this registration statement but are instead the basis for the fee offset claim in Table 2 below. (6) No registration fee is payable in connection with the Company's 10,400 Ordinary Shares, previously registered on the Company's registration statement on Form F-4 (File No. 333-294714), initially filed with the Securities and Exchange Commission on (the "Commission") on March 27, 2026 (the "F-4 Registration Statement"), as amended by Post-Effective Amendment No. 2 filed with the Securities and Exchange Commission on April 17, 2026, because such Ordinary Shares are being transferred from the F-4 Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the F-4 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. (7) No registration fee is payable in connection with the Company's 2,611,178 Ordinary Shares, previously registered on the F-4 Registration Statement, because such Ordinary Shares are being transferred from the F-4 Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the F-4 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

[2]	(2) Represents 1,570,831 Ordinary Shares issued to the Sponsor in connection with the Cayman Merger, including 1,500,000 Sponsor Earnout Shares that are subject to the Sponsor Earnout Conditions. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed prospectus. (4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based upon the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Stock Market LLC on Tuesday, August 25, 2026, which date is within five business days prior to the filing of this registration statement.

[3]	(3) Represents 842,146 Ordinary Shares issued or issuable under certain Assumed Conditional Awards. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the enclosed prospectus. (4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based upon the average of the high and low prices of the Ordinary Shares as reported on The Nasdaq Stock Market LLC on Tuesday, August 25, 2026, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	AIR Holdings Ltd	F-4	333-294714	03/27/2026		$ 31,701.34	Equity	Ordinary Shares, par value $0.0001 per share	22,373,640	$ 229,553,546.40
Fee Offset Sources		AIR Holdings Ltd	F-4	333-294714		03/27/2026						$ 42,806.40
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) 22,373,640 Ordinary Shares remain unsold after completion of the offering made under the Company's registration statement on Form F-4 (File No. 333-294714), initially filed with the Securities and Exchange Commission (the "Commission") on March 27, 2026 (the "F-4 Registration Statement"). The offering pursuant to the F-4 Registration Statement has been completed. The Company previously paid filing fees of $42,821.14 in connection with the F-4 Registration Statement, of which $31,701.34 was attributable to the Unsold Shares (the "Unsold Shares Payment").

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date